UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 28, 2016

MetaStat, Inc.
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation)

000-52735 (Commission File Number)	20-8753132 (IRS Employer Identification No.)

27 Drydock Ave., 2nd Floor
Boston, Massachusetts 02210

(Address of principal executive offices and zip code)

(617) 531-6500

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

Exchanges of OID Notes into Common Stock and Warrants

Effective as of October 28, 2016, certain holders (each an “OID Noteholder” and collectively, the “OID Noteholders”) of MetaStat, Inc.’s (the “Company”) non-convertible OID promissory notes (the “OID Notes”) in the aggregate principal amount of $553,000 (the “OID Exchange Amount”) exercised their voluntary exchange right (the “OID Note Exchange”), pursuant to the terms of the OID Notes, to act as purchasers in the Private Placement (as defined below) by exchanging the OID Notes at the OID Exchange Amount in lieu of investing new cash subscriptions.

The Company and the OID Noteholders entered into a subscription agreement (the “Subscription Agreement”) pursuant to which the Company sold 55.3 units, with each unit consisting of (i) 5,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an effective price of $2.00 per share (the “Effective Price”), and (ii) and five-year warrants (the “Warrants”) to purchase 2,500 shares of Common Stock (the “Warrant Shares”), at a purchase price of $3.00 per share (the “Private Placement”). For the benefit of certain holders that would be deemed to have beneficial ownership in excess of 4.99% or 9.99%, the Company may issue shares of its Series A-2 Convertible Preferred Stock (the “Series A-2 Preferred”), in lieu of issuing to such holders shares of Common Stock in the Private Placement. Each share of Series A-2 Preferred is convertible into 10 shares of Common Stock (the “Conversion Shares”).

Pursuant to the OID Note Exchange into the Private Placement under the Subscription Agreement effective as of October 28, 2016, the Company issued an aggregate of 55.3 units consisting of 210,500 shares of Common Stock, 6,600 shares of Series A-2 Preferred, convertible into 66,000 Conversion Shares and 138,250 Warrants. Additionally, as a part of the OID Note Exchange, the Company will repay $8,000 of principal balance to one of the OID Noteholders.

Following the OID Note Exchange, one OID Note with a principal balance of $264,000, held by an existing holder of common and preferred stock, will remain outstanding. This OID Note matures on November 12, 2016, however, the Company has the sole option to automatically extend the maturity date of this OID Note to February 12, 2016 (the “OID Note Extension”) with three (3) days prior notice. In consideration for the OID Note Extension, the Company will increase the principal amount of the OID Note by ten (10%) percent to $290,400.

Exchanges of Series B Preferred Stock into Common Stock and Warrants

Effective as of October 30, 2016, the Company and certain holders (the “Series B Stockholders”) of Series B Convertible Preferred Stock (the “Series B Preferred”) entered into exchange agreements (the “Exchange Agreements”), whereby the Series B Stockholders elected to exercise their Most Favored Nation exchange right into the securities offered pursuant to the Private Placement (the “MFN Exchange”).

Accordingly, the Series B Stockholders tendered an aggregate of 460.6480 shares of Series B Preferred Stock and an aggregate of $67,890 of accrued and unpaid dividends for an aggregate exchange amount of $2,601,464, plus an aggregate of 208,027 Series A Warrants with an exercise price of $10.50 per share for the issuance of an aggregate of 1,238,339 shares of common stockCommon Stock, 6,240.8 shares of Series A-2 Preferred, convertible into 62,408 shares of commonCommon Stock and warrantsWarrants to purchase 650,381 shares of common stockCommon Stock at an exercise price of $3.00 per share. Additionally, the Company and the Series B Stockholders entered into joinder agreements, and the Series B Stockholders were granted all rights and benefits under the Private Placement financing agreements, including the Purchase Agreement.

Exchange of Payables into Common Stock and Warrants

Additionally, effective as of October 30, 2016, the Company issued 1.5 units consisting of 7,500 shares of Common Stock and 3,750 Warrants to a Company vendor for the cancellation of $15,000 of accounts receivable due to the vendor by the Company (the “Payable Exchange”).

Outstanding Capital Stock

As of November 2, 2016, including the issuances of securities pursuant to the Private Placement and the exchange of securities into the Private Placement as described herein, the Company had the following equity securities outstanding:

●
4,707,942 shares of Common Stock;

●
874,257 shares of Series A Convertible Preferred Stock, convertible into 58,285 shares of Common Stock;

●
70,541 shares of Series A-2 Preferred Stock, convertible into 705,408 shares of Common Stock;

●
209.0609 shares of Series B Convertible Preferred Stock, convertible at $2.00 per share into 574,917 shares of Common Stock. The Series Convertible B Preferred Stock has an aggregate stated value of approximately $1,150,000, which includes PIK dividends through September 30, 2016;

●
2,630,737 warrants to purchase shares of Common Stock, with a weighted-average exercise price of approximately $5.91 per share; and

●
1,263,309 options to purchase shares of Common Stock, with a weighted-average exercise price of approximately $5.96 per share.

The foregoing description of the Private Placement and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) form of Subscription Agreement filed as Exhibit 10.1 hereto; (ii) form of Registration Rights Agreement filed as Exhibit 10.2 hereto, (iii) form of Warrant issued in connection with the Private Placement filed as Exhibit 4.1 hereto, and (iv) form of Series A-2 Preferred Certificate of Designation as Exhibit 4.2 hereto. For a more complete description of the terms of the Private Placement, please see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2016.

The issuance of the securities pursuant to the OID Note Exchange, the MFN Exchange and the Payable Exchange were exempt from registration pursuant to Section 4(2) of, and Regulation D promulgated under, and Section 3(a)(9) of, the Securities Act of 1933, as amended.

Item 9.01.  Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

4.1*	Form of Warrant.

4.2*	Series A-2 Convertible Preferred Stock Certificate of Designation

10.1*	Form of Subscription Agreement.

10.2*	Form of Registration Rights Agreement.

* Incorporated by reference to our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 3, 2016	METASTAT, INC. By: /s/ Douglas A. Hamilton Name: Douglas A. Hamilton Title: President and CEO